Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-132259 on Form S-3 and Registration Statements No. 033-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-129011, and 333-145459 on Form S-8 of our report dated February 28, 2008 (May 8, 2008 as to the change in the allocation methodology of corporate overhead costs to reportable segments as discussed in Note 3) relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to International Paper Company’s adoption of new accounting standards) of International Paper Company, and our report dated February 28, 2008 relating to the effectiveness of International Paper Company’s internal control over financial reporting appearing in this Current Report on Form 8-K dated May 9, 2008 of International Paper Company.

Memphis, Tennessee

May 8, 2008